Exhibit 99.10



     I, George Foos, hereby consent to be named as a person to become a director of Abercrombie & Fitch Co. (the "Company"), in the Company's Registration Statement on Form S-4 (Reg. No. 333-46423) (including the amendments thereto) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                                     /s/ George Foos
                                                     ---------------------
                                                     Name: George Foos

Date: March 13, 1998